UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2019 (the “Adoption Date”), the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”) adopted a Policy for Recoupment of Variable Compensation (the “Clawback Policy”). The Clawback Policy permits the Company to seek to recover certain variable compensation, including all forms of compensation except base salary that is granted or awarded after the Adoption Date, from current and former employees of the Company with the title of Vice President or above (each, a “Covered Officer”) if a Covered Officer’s misconduct, defined in the Clawback Policy as a knowing violation of Securities and Exchange Commission rules or regulations or Company policy or the willful commission of an act of fraud, dishonesty or gross recklessness in the performance or disregard of a person's duties, as determined by the Board in its sole discretion, contributed to the occurrence of actual material harm to the Company’s business or could reasonably be expected to result in material harm to the Company’s business, in either case as determined by the Board in its sole discretion (each, a “Triggering Event”). For purposes of the Clawback Policy, material harm to the Company’s business includes, but is not limited to, the Company being required to prepare an accounting restatement for any fiscal period commencing after the Adoption Date due to material noncompliance of the Company with any financial reporting requirement.
If there is a Triggering Event, the Company may, at the discretion of the Board, seek recoupment of up to the full amount of the recoverable variable compensation and any gains the applicable Covered Officer realized with respect to the sale of shares of the Company’s common stock received pursuant to such recoverable variable compensation in the form of equity-based awards, including stock options and restricted stock units, in an amount determined by the Board in its discretion.
The deadline for seeking recoupment of recoverable variable compensation from a Covered Officer pursuant to the Clawback Policy is three years following the occurrence of the material harm that contributed to the Triggering Event, or three years following the date the Board is notified of a Covered Officer’s misconduct in the event the Triggering Event does not include actual material harm.
The Clawback Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer, and it may be revised upon the adoption of federal regulations implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
The foregoing is only a brief description of the terms of the Clawback Policy, does not purport to be complete and is qualified in its entirety by reference to the Clawback Policy that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 29, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

March 5, 2019	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel